Telenav Reports Third Quarter Fiscal Year 2015 Financial Results
-Quarterly Revenue Grew 6% Sequentially and 23% Year-Over-Year
-Quarterly Combined Revenue from Growth Businesses of Automotive and Mobile Advertising Grew 16% Sequentially and 58% Year-Over-Year, Exceeding 79% of Total Revenue

Sunnyvale, Calif. - April 30, 2015 -Telenav®, Inc. (NASDAQ:TNAV), a leader in location-based platform services, today announced its financial results for the third quarter that ended March 31, 2015.
“We are pleased with our results for the quarter, achieving total revenue growth of 6% sequentially and 23% year-over-year. This is the third quarter in a row that Telenav has achieved sequential revenue growth. It is also the second quarter in a row that Telenav has achieved year-over-year revenue growth since we began our business transformation,” said HP Jin, chairman and CEO of Telenav. “Our automotive business continued to have solid performance, growing 22% sequentially and 61% year-over-year and contributing approximately 70% of total revenue. Despite the sequential decline in revenue in our mobile advertising business, we achieved year-over-year revenue growth of approximately 38% and we ended the third quarter with record bookings, with growth of over 50% quarter-over-quarter, which will lead to significant revenue growth next quarter. We are excited about the growing interest from Automotive OEMs using our Thinknear platform for targeted location-based advertising. We are on our way to achieving our vision to become a global leader transforming life on the go by focusing on building a strong foundation around connected cars, location-based services, mobile advertising and OpenStreetMap initiatives.”

Financial Highlights

•	Revenue for the third quarter of fiscal year 2015 was $42.3 million, compared with $39.8 million in the second quarter of fiscal year 2015 and $34.5 million in the third quarter of fiscal year 2014.

•
Automotive revenue was $29.5 million, or 70 percent of total revenue, for the third quarter of fiscal year 2015, compared with $24.1 million, or 61 percent of total revenue, in the second quarter of fiscal year 2015 and $18.3 million, or 53 percent of total revenue, in the third quarter of fiscal year 2014.

•	Mobile advertising revenue was $4.0 million, or 10 percent of total revenue, for the third quarter of fiscal year 2015, compared with $4.7 million, or 12 percent of total revenue, for the second quarter of fiscal year 2015, and $2.9 million, or 8 percent of total revenue, for the third quarter of fiscal year 2014.

•
GAAP net loss for the third quarter of fiscal year 2015 was ($4.8) million, or ($0.12) per diluted share, compared with a GAAP net loss of ($2.7) million, or ($0.07) per diluted share, in the second quarter of fiscal year 2015 and a GAAP net loss of ($7.6) million, or ($0.19) per diluted share, for the third quarter of fiscal year 2014.

•
Adjusted EBITDA for the third quarter of fiscal year 2015 was a ($4.7) million loss, adjusted for the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), benefit for income taxes, and other items such as legal settlements and restructuring costs, compared with a ($4.8) million loss in the second quarter of fiscal year 2015 and a ($6.8) million loss in the third quarter of fiscal year 2014.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $131.7 million, and Telenav had no debt as of March 31, 2015. This represented cash, cash equivalents and short-term investments of $3.27 per share, based on 40.3 million shares of outstanding common stock as of March 31, 2015.

Business Outlook
For the quarter ending June 30, 2015, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $44 to $46 million;

•	Automotive revenue is expected to be 68 to 70 percent of total revenue;

•	Mobile advertising revenue is expected to be 12 to 13 percent of total revenue;

•	GAAP gross margin is expected to be 46 to 47 percent;

•
Non-GAAP gross margin is expected to be 48 to 49 percent, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $1 million;

•	GAAP operating expenses are expected to be $31 to $32 million;

•	Non-GAAP operating expenses are expected to be $28 to $29 million, and represent GAAP operating expenses adjusted for the impact of approximately $3 million of stock-based compensation expense;

•	Estimated tax rate is an expected benefit of approximately 15%;

•	GAAP net loss is expected to be ($8) to ($9) million;

•	GAAP diluted net loss per share is expected to be ($0.20) to ($0.23);

•
Non-GAAP net loss is expected to be ($5) to ($6) million, and represents GAAP net loss adjusted for the add back of the tax-effected impact of approximately $3 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net loss per share is expected to be ($0.13) to ($0.15) and represents GAAP net loss per share adjusted for the add back of the tax effected impact of approximately $3 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology amortization expenses;

•
Adjusted EBITDA is expected to be ($6) to ($7) million, and represents GAAP net loss adjusted for the impact of approximately $3 million of stock-based compensation expense, and approximately $1.2 million of depreciation and amortization expenses, interest income, other income (expense), and benefit from income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 40 million.

For the fiscal year ending June 30, 2015, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $161 to $163 million;

•	Automotive revenue is expected to be approximately 64 percent of total revenue;

•	Mobile advertising revenue is expected to be approximately 11 percent of total revenue;

•	GAAP gross margin is expected to be approximately 50 percent;

•
Non-GAAP gross margin is expected to be approximately 52 percent, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $3 million;

•	GAAP operating expenses are expected to be $121 to $122 million;

•	Non-GAAP operating expenses are expected to be $109 to $110 million, and represent GAAP operating expenses adjusted for the impact of approximately $12 million of stock-based compensation expense;

•	Estimated tax rate is an expected benefit of approximately 33%;

•	GAAP net loss is expected to be ($24) to ($25) million;

•	GAAP diluted net loss per share is expected to be ($0.60) to ($0.63);

•
Non-GAAP net loss is expected to be ($13) to ($14) million, and represents GAAP net loss adjusted for the add back of the tax effected impact of approximately $12 million of stock-based compensation expense, and approximately $3 million of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net loss per share is expected to be ($0.33) to ($0.35), and represents GAAP net loss adjusted for the add back of the tax effected impact of approximately $12 million of stock-based compensation expense, and approximately $3 million of capitalized software and developed technology amortization expenses;

•
Adjusted EBITDA is expected to be ($22) to ($23) million, and represents GAAP net loss adjusted for the impact of approximately $12 million in stock-based compensation expense and approximately $5.5 million of depreciation and amortization expenses, interest income, other income (expense), benefit for income taxes, and other items such as legal settlements and restructuring costs; and

•	Weighted average diluted shares outstanding are expected to be approximately 40 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-395-3227 (toll-free, domestic only) or 719-325-2244 (domestic and international toll) and enter pass code 1098807. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, please dial 888-203-1112 (toll-free domestic only) or 719-457-0820 (international or domestic toll) and enter passcode 1098807.
Segment Reporting
Prior to July 1, 2014, Telenav reported on and operated its business as a single segment: location-based platform services. Commencing July 1, 2014, Telenav began to report its revenue and cost of revenues in three segments: automotive, advertising, and mobile navigation. Telenav has conformed all prior period segment information to the current period presentation for comparative purposes.
Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA included in this press release are different from those otherwise presented under GAAP.
Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain non-cash or other charges and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.
Non-GAAP net income (loss), non-GAAP gross margin, and non-GAAP operating expenses exclude the impact of stock-based compensation expense, capitalized software and developed technology amortization expenses, and other items such as legal settlements, write-off of certain deferred tax assets, and restructuring costs, net of taxes or tax benefits, as applicable to each non-GAAP financial metric. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP financial metrics. Capitalized software amortization expense represents internal software costs that are previously capitalized and charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Legal settlements represent settlements from patent litigation cases in which we are defendants and royalty disputes.  The write-off of deferred tax assets related to a valuation allowance recorded against our deferred tax assets in fiscal year 2014. Tax benefits represent refunds and reductions in tax reserves due to the expiration of the statute of limitations, carryback of losses and credits, and the conclusion of a tax audit. Restructuring costs represent recognition of the estimated amount of costs associated with restructuring activities. Our non-GAAP tax rate differs from the GAAP tax rate due to the elimination of any tax effect of stock-based compensation expenses, legal settlements, restructuring costs, and other items that are being eliminated to arrive at the non-GAAP net income (loss).
Adjusted EBITDA measures our GAAP net income (loss) excluding the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss.
To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.
Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include information concerning the success of Telenav’s reliance on automotive and advertising revenue, the timing of hiring of additional advertising sales personnel, and Telenav’s future return to profitability. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others; Telenav’s ability to develop and implement products for General Motors and Ford to support GM and Ford and their respective customers; adoption by vehicle purchasers of Scout for Cars; Telenav’s dependence on a limited number of auto manufacturers and original equipment manufacturers (“OEM”) for a substantial portion of its revenue; Telenav’s ability to develop and implement products for Ford’s Sync3 system; Telenav’s ability to complete negotiations with another top 10 auto manufacturer and to successfully complete a paid proof of concept with a leading European auto OEM, as well as the success of Telenav’s products in Great Wall’s vehicles; automotive manufacturers, automotive OEM, and consumer acceptance of Scout; Telenav’s success in achieving additional design wins from OEM and automotive manufacturers and the delivery dates of automobiles including Telenav’s products; Telenav’s ability to grow and scale its advertising through the retention of additional, productive sales personnel, new advertising sales and technology delivery; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav’s short history in the automotive navigation market and the advertising market; the timing of new product releases and vehicle production by Telenav’s automotive customers; Telenav’s ability to develop and support products including OSM, as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; Telenav’s ability to issue new releases of its products and services and expand its product portfolio; the introduction of new products by competitors or the entry of new competitors into the markets for Telenav’s services and products; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them; Telenav’s ability to qualify for tax refunds and credits; and economic and political conditions in the U.S. and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Form 10-Q for the three months ended December 31, 2014 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.
About Telenav, Inc.
Telenav is a leading provider of location-based platform services. These services consist of our map and navigation platform and our advertising delivery platform. Our map and navigation platform allows Telenav to deliver enhanced location-based services to developers, auto manufacturers and end users through various distribution channels, including wireless carriers. Our advertising delivery platform delivers highly targeted advertising services leveraging our location expertise.
Copyright 2015 Telenav, Inc. All Rights Reserved.

“Telenav,” “Scout,” “Thinknear” and the Telenav, Scout and Thinknear logos are registered and unregistered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

Media Contact
Kristen Berry
650-691-7318
telenav@airfoilgroup.com

Investor Relations:
Cynthia Hiponia or Erin Rheaume
The Blueshirt Group for Telenav, Inc.
408.990.1265
IR@telenav.com
TNAV-F
TNAV-C

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	March 31, 2015	June 30, 2014*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$18,585	$14,534
Short-term investments	113,090	122,315
Accounts receivable, net of allowances of $150 and $206, at March 31, 2015 and June 30, 2014, respectively	36,805	25,762
Deferred income taxes	—	784
Restricted cash	5,085	5,995
Income taxes receivable	4,578	6,932
Prepaid expenses and other current assets	5,112	9,491
Total current assets	183,255	185,813
Property and equipment, net	7,275	8,814
Deferred income taxes, non-current	—	550
Goodwill and intangible assets, net	38,280	40,733
Other assets	5,559	3,931
Total assets	$234,369	$239,841
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,388	$502
Accrued compensation	7,794	12,874
Accrued royalties	14,554	3,671
Other accrued expenses	11,641	12,343
Deferred revenue	1,955	2,381
Income taxes payable	722	804
Total current liabilities	38,054	32,575
Deferred rent, non-current	5,128	7,129
Deferred revenue, non-current	3,467	55
Other long-term liabilities	5,635	7,677
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 40,294 and 39,462 shares issued and outstanding at March 31, 2015, and June 30, 2014, respectively	40	40
Additional paid-in capital	137,964	129,278
Accumulated other comprehensive income (loss)	(1,619)	576
Retained earnings	45,700	62,511
Total stockholders’ equity	182,085	192,405
Total liabilities and stockholders’ equity	$234,369	$239,841

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2014

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue:
Product	$28,915	$17,689	$71,292	$55,347
Services	13,371	16,782	45,761	60,581
Total revenue	42,286	34,471	117,053	115,928
Cost of revenue:
Product	15,475	8,535	38,477	27,211
Services	5,364	5,704	17,855	18,251
Total cost of revenue	20,839	14,239	56,332	45,462
Gross profit	21,447	20,232	60,721	70,466
Operating expenses:
Research and development	17,384	15,837	51,002	44,553
Sales and marketing	6,869	8,853	19,775	24,309
General and administrative	5,682	6,895	17,592	19,468
Restructuring costs	422	—	987	831
Total operating expenses	30,357	31,585	89,356	89,161
Loss from operations	(8,910)	(11,353)	(28,635)	(18,695)
Other income (expense), net	900	(344)	3,073	1,059
Loss before benefit for income taxes	(8,010)	(11,697)	(25,562)	(17,636)
Benefit for income taxes	(3,243)	(4,142)	(10,135)	(6,093)
Net loss	$(4,767)	$(7,555)	$(15,427)	$(11,543)

Net loss per share
Basic	$(0.12)	$(0.19)	$(0.39)	$(0.30)
Diluted	$(0.12)	$(0.19)	$(0.39)	$(0.30)

Weighted average shares used in computing net loss per share
Basic	40,140	38,777	39,863	38,698
Diluted	40,140	38,777	39,863	38,698

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months Ended March 31,
	2015	2014
	(unaudited)	(unaudited)
Operating activities
Net loss	$(15,427)	$(11,543)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
Depreciation and amortization	4,054	5,119
Amortization of net premium on short-term investments	1,099	2,720
Stock-based compensation expense	8,559	8,021
Loss due to impairment	460	250
Loss on disposal of property, plant & equipment	10	105
Bad debt expense	33	20
Excess tax benefit from stock-based compensation expense	—	270
Changes in operating assets and liabilities:
Accounts receivable	(11,076)	1,233
Deferred income taxes	1,334	(3,047)
Income taxes receivable	2,354	(3,474)
Restricted cash	910	(3,417)
Prepaid expenses and other current assets	4,379	1,323
Other assets	(1,711)	369
Accounts payable	889	1,699
Accrued compensation	(5,080)	(395)
Accrued royalties	10,882	(4,933)
Accrued expenses and other liabilities	(2,951)	(3,030)
Income taxes payable	(82)	(291)
Deferred rent	(1,149)	(740)
Deferred revenue	2,986	(4,802)
Net cash provided by (used in) operating activities	473	(14,543)

Investing activities
Purchases of property and equipment	(650)	(754)
Purchases of short-term investments	(101,394)	(54,662)
Purchases of long-term investments	(450)	(600)
Acquisition, net of cash acquired	—	(19,245)
Net cash provided by investing activities	6,721	12,087

Financing activities
Proceeds from exercise of stock options	3,321	758
Tax withholdings related to net share settlements of restricted stock units	(2,057)	(535)
Repurchase of common stock	(2,519)	(7,899)
Excess tax benefit from stock-based compensation	—	(270)
Net cash used in financing activities	(1,255)	(7,946)

Effect of exchange rate changes in cash and cash equivalents	(1,888)	(34)
Net increase in cash and cash equivalents	4,051	(10,436)
Cash and cash equivalents, at beginning of period	14,534	25,787
Cash and cash equivalents, at end of period	$18,585	$15,351

Supplemental disclosure of cash flow information
Income taxes paid (received), net	$(10,981)	$255

Telenav, Inc.
Condensed Consolidated Segment Statement
(in thousands, except percentages)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue:
Auto	$29,472	$18,297	$73,051	$57,151
Ads	4,019	2,905	12,726	7,853
Mobile Nav	8,795	13,269	31,276	50,924
Total revenue	42,286	34,471	117,053	115,928

Cost of revenue:
Auto	15,759	8,681	39,395	27,357
Ads	2,690	1,740	8,528	4,819
Mobile Nav	2,390	3,818	8,409	13,286
Total cost of revenue	20,839	14,239	56,332	45,462

Gross profit:
Auto	13,713	9,616	33,656	29,794
Ads	1,329	1,165	4,198	3,034
Mobile Nav	6,405	9,451	22,867	37,638
Total gross profit	$21,447	$20,232	$60,721	$70,466

Gross margin:
Auto	47%	53%	46%	52%
Ads	33%	40%	33%	39%
Mobile Nav	73%	71%	73%	74%
Total gross margin	51%	59%	52%	61%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Loss to Non-GAAP Loss

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Net loss	$(4,767)	$(7,555)	$(15,427)	$(11,543)

Adjustments:
Benefit from income tax due to tax return filings	—	—	(4,061)	—
Restructuring costs	422	—	987	831
Capitalized software and developed technology amortization expenses	753	947	2,523	2,666
Stock-based compensation expense:
Cost of revenue	15	17	66	83
Research and development	1,243	1,131	3,868	3,203
Sales and marketing	699	757	2,193	2,223
General and administrative	675	970	2,432	2,512
Total stock-based compensation expense	2,632	2,875	8,559	8,021
Tax effect of adding back adjustments	(217)	(632)	(625)	(2,146)
Non-GAAP net loss	$(1,177)	$(4,365)	$(8,044)	$(2,171)

Non-GAAP net loss per share
Basic	$(0.03)	$(0.11)	$(0.20)	$(0.06)
Diluted	$(0.03)	$(0.11)	$(0.20)	$(0.06)

Weighted average shares used in computing Non-GAAP net loss per share
Basic	40,140	38,777	39,863	38,698
Diluted	40,140	38,777	39,863	38,698

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Net loss	$(4,767)	$(7,555)	$(15,427)	$(11,543)

Adjustments:
Restructuring costs	422	—	987	831
Stock-based compensation expense	2,632	2,875	8,559	8,021
Depreciation and amortization expenses	1,178	1,695	4,054	5,119
Interest income	(251)	(307)	(736)	(954)
Other income (expense), net	(649)	651	(2,337)	(105)
Benefit for income taxes	(3,243)	(4,142)	(10,135)	(6,093)
Adjusted EBITDA	$(4,678)	$(6,783)	$(15,035)	$(4,724)

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Operating expenses	$30,357	$31,585	$89,356	$89,161

Adjustments:
Restructuring costs	(422)	—	(987)	(831)
Stock-based compensation expense	(2,617)	(2,858)	(8,493)	(7,938)
Non-GAAP operating expenses	$27,318	$28,727	$79,876	$80,392

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)

Reconciliation of GAAP Gross Margin to Non-GAAP Margin

	Auto		Ads		Mobile Nav		Total
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2015	2014	2015	2014	2015	2014	2015	2014

Gross margin	47%	53%	33%	40%	73%	71%	51%	59%

Adjustments:
Capitalized software and developed technology amortization expenses	—%	—%	11%	15%	1%	3%	2%	2%
Non-GAAP gross margin	47%	53%	44%	55%	74%	74%	53%	61%

	Auto		Ads		Mobile Nav		Total
	Nine Months Ended March 31,		Nine Months Ended March 31,		Nine Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014	2015	2014	2015	2014

Gross margin	46%	52%	33%	39%	73%	74%	52%	61%

Adjustments:
Capitalized software and developed technology amortization expenses	1%	—%	10%	16%	1%	2%	2%	2%
Non-GAAP gross margin	47%	52%	43%	55%	74%	76%	54%	63%